Exhibit 99.2

BroadSoft, Inc.

Historical Revenue, GAAP Cost of Revenue and GAAP Gross Profit Reclassification (Unaudited)

(all dollar amounts in thousands)

	2010	Q1 11	Q2 11	Q3 11	Q4 11	2011	Q1 12	Q2 12	Q3 12	Q4 12	2012

Revenue
License software	$53,302	$15,191	$19,202	$17,414	$25,482	$77,289	$21,265	$22,501	$21,554	$24,430	$89,750
Subscription and maintenance support	33,743	9,130	10,431	10,384	12,517	42,462	12,373	13,794	15,375	16,707	58,249
Professional services and other	8,578	5,333	2,546	7,882	2,552	18,313	4,705	4,221	3,245	4,672	16,843

TOTAL	95,623	29,654	32,179	35,680	40,551	138,064	38,343	40,516	40,174	45,809	164,842

Cost of Revenue
License software	5,341	1,399	1,489	1,389	1,800	6,077	2,221	2,653	2,030	1,739	8,643
Subscription and maintenance support	7,691	2,497	2,494	2,599	2,829	10,419	3,388	3,457	3,667	4,319	14,831
Professional services and other	7,010	1,934	2,248	2,091	2,205	8,478	2,463	2,211	2,028	2,310	9,012

TOTAL	20,042	5,830	6,231	6,079	6,834	24,974	8,072	8,321	7,725	8,368	32,486

Gross Profit
License software	47,961	13,792	17,713	16,025	23,682	71,212	19,044	19,848	19,524	22,691	81,107
Subscription and maintenance support	26,051	6,633	7,937	7,785	9,688	32,043	8,985	10,337	11,708	12,388	43,418
Professional services and other	1,568	3,399	298	5,791	347	9,835	2,242	2,010	1,217	2,362	7,831

TOTAL	75,581	23,824	25,948	29,601	33,717	113,090	30,271	32,195	32,449	37,441	132,356

BroadSoft, Inc.

Reconciliation of Non-GAAP Financial Measures (Unaudited)

(all dollar amounts in thousands)

	2010	Q1 11	Q2 11	Q3 11	Q4 11	2011	Q1 12	Q2 12	Q3 12	Q4 12	2012
License Software:
GAAP Gross Profit	$47,961	$13,792	$17,713	$16,025	$23,682	$71,212	$19,044	$19,848	$19,524	$22,691	$81,107
(% of related revenue)	90%	91%	92%	92%	93%	92%	90%	88%	91%	93%	90%

Plus
Stock-based compensation expense	89	30	62	111	128	331	141	175	113	124	553
Amortization of acquired intangible assets	675	160	160	151	233	704	241	239	214	244	938

Non-GAAP gross profit	$48,725	$13,982	$17,935	$16,287	$24,043	$72,247	$19,426	$20,262	$19,851	$23,059	$82,598

(% of related revenue)	91%	92%	93%	94%	94%	93%	91%	90%	92%	94%	92%

Subscription and Maintenance Support:
GAAP Gross Profit	$26,051	$6,633	$7,937	$7,785	$9,688	$32,043	$8,985	$10,337	$11,708	$12,388	$43,418
(% of related revenue)	77%	73%	76%	75%	77%	75%	73%	75%	76%	74%	75%

Plus
Stock-based compensation expense	81	20	83	98	133	334	162	191	170	316	839
Amortization of acquired intangible assets	118	79	91	85	336	591	318	318	516	570	1,722

Non-GAAP gross profit	$26,251	$6,732	$8,111	$7,968	$10,157	$32,968	$9,465	$10,846	$12,394	$13,274	$45,979

(% of related revenue)	78%	74%	78%	77%	81%	78%	76%	79%	81%	79%	79%

Professional services and other:
GAAP Gross Profit	$1,568	$3,399	$298	$5,791	$347	$9,835	$2,242	$2,010	$1,217	$2,362	$7,831
(% of related revenue)	18%	64%	12%	73%	14%	54%	48%	48%	38%	51%	46%

Plus
Stock-based compensation expense	40	16	66	78	91	251	105	117	102	115	439

Non-GAAP gross profit	$1,608	$3,415	$364	$5,869	$438	$10,086	$2,347	$2,127	$1,319	$2,477	$8,270

(% of related revenue)	19%	64%	14%	74%	17%	55%	50%	50%	41%	53%	49%

BroadSoft, Inc.

Historical Revenue, Cost of Revenue and Gross Profit Reclassification: FY10 – FY12

Non-GAAP Financial Measures

In addition to our GAAP operating results, we use certain non-GAAP financial measures when planning, monitoring, and evaluating our performance. We consider these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of certain non-cash expenses, such as stock-based compensation expense and amortization of acquired intangibles expense so management and investors can compare our core business operating results over multiple periods. While we believe that these non-GAAP financial measures are useful in evaluating our business, this information should be considered as supplemental in nature and is not meant as a substitute for revenue recognized in accordance with U.S. GAAP. In addition, other companies, including companies in our industry, may calculate such measures differently, which reduces its usefulness as a comparative measure. We believe that these non-GAAP measures reflect our ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in our business, as they exclude certain expenses.

As discussed in our earnings call held on February 27, 2013, beginning with the fourth quarter of fiscal 2012 and for our 2012 results, we reclassified our revenue disclosure from two categories to three categories: software license revenue; subscription and maintenance support; and professional services and other. This summary shows such reclassification for fiscal years 2010, 2011 and 2012, and, on a quarterly results basis, the most recent eight quarters.

The presentation of non-GAAP gross profit below is not meant to be a substitute for “gross profit” or other financial measures presented in accordance with GAAP, but rather should be evaluated in conjunction with such data. Our definition of “non-GAAP gross profit” may differ from a similarly titled non-GAAP measure used by other companies and may differ from period to period. In reporting non-GAAP measures in the future, we may make other adjustments for expenses and gains we do not consider reflective of core operating performance in a particular period and may modify “non-GAAP gross profit” by excluding these expenses and gains.

Non-GAAP gross profit, license gross profit, subscription and maintenance support gross profit, and professional services and other gross profit. BroadSoft defines non-GAAP gross profit as gross profit plus stock-based compensation expense and amortization expense for acquired intangible assets. BroadSoft considers non-GAAP gross profit to be a useful metric for management and our investors because it excludes the effect of certain non-cash expenses so management and its investors can compare BroadSoft’s sales margins over multiple periods. Where BroadSoft provides further breakdown of non-GAAP gross profit between license, subscription and maintenance support and professional services and other, the Company adds back the stock-based compensation expense and amortization expense, as applicable, to the related gross profit.